Exhibit 99.1

FOR IMMEDIATE RELEASE

STAR MARITIME ACQUISITION CORPORATION
ANNOUNCES SEPARATE TRADING OF COMMON STOCK AND WARRANTS

NEW YORK, NEW YORK, February 24, 2006 — Star Maritime Acquisition Corporation (the “Company”) (AMEX:SEAU) today announced that it has been notified by Maxim Group LLC, the lead managing underwriter for its initial public offering which was consummated on December 21, 2005, that commencing on February 27, 2006 there will be a mandatory separation of the Company’s units. At the open of the market, the units shall cease trading and the common stock and warrants to purchase common stock included in such units will trade separately. The symbols for the common stock and warrants are SEA and SEAW, respectively.

Star Maritime Acquisition Corporation is a blank check company recently formed for the purpose of effecting a merger, capital stock exchange, asset acquisition or other business combination with an operating business in the shipping industry.

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined by the United States Private Securities Litigation Reform Act of 1995. Any such forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties that may cause actual results to differ materially from expectations such as material adverse events affecting the Company, the ability of Company to satisfy the conditions to completion of the business combination and those other risks and uncertainties detailed in the Company’s filings with the Securities and Exchange Commission.

Company:	Investor Relations / Financial Media:
Star Maritime Acquisition Corp.
Prokopios (Akis) Tsirigakis
Chairman and Chief Executive Officer
c/o Schwartz & Weiss, P.C.
457 Madison Avenue
New York, NY 10022
Tel. 212-752-3100
E-Mail:   info@starmaritimecorp.com

www.starmaritimecorp.com
Capital Link, Inc. Nicolas Bornozis President 230 Park Avenue Suite 1536 New York, NY 10169 Tel. (212) 661-7566 E-mail: nbornozis@capitallink.com www.capitallink.com